		James M. Halley Q.C., 2	Derek J. Mullan, Q.C.	R. Stuart Wells
		M. Douglas Howard	W.W. Lyall D. Knott, Q.C.	William A. Ruskin, 1
		Patrick A. Williams	Alexander Petrenko	Bernard Pinsky, 5
		Roy A. Nieuwenburg	William C. Helgason	William D. Holder
		Nigel P. Kent, 1	Douglas W. Lahay	David W. Kington
		Diane M. Bell	Anne L.B. Kober	R. Brock Johnston
		Neil P. Melliship	Kenneth K.C. Ing, 14, 15	Darren T. Donnelly
		Mark S. Weintraub	Kevin J. MacDonald	Don C. Sihota
		R. Barry Fraser	James A. Speakman	Ethan P. Minsky, 7, 8, 10
		Brock H. Smith	Nicole M. Byres	Peter Kenward
		D. Lawrence Munn, 9	John C. Fiddick	R. Glen Boswall
		Virgil Z. Hlus, 5	Stewart L. Muglich, 9	Samantha Ip
		Jonathan L.S. Hodes, 1, 6	Mark J. Longo, 3	Aaron B. Singer
		L.K. Larry Yen, 11	Amy A. Mortimore	Jane Glanville
		Brent C. Clark	Conrad Y. Nest, 11	Richard T. Weiland
		Allyson L. Baker, 3	Warren G. Brazier, 5	Veronica P. Franco
		Krista Prockiw	Jeffrey F. Vicq, 4	C. Michelle Tribe
		James T. Bryce	Jonathan C. Lotz, 9	Cam McTavish
		Valerie S. Dixon	Satinder K. Sidhu	Steven M. Donley, 13
		Tasha L. Coulter	Kari Richardson	Vikram Dhir, 1
		Adam M. Dlin	Marta C. Davidson	Rina J. Jaswal
EMail Address	central@cwilson.com	Sarah W. Jones	Anna D. Sekunova	Jun Ho Song, 5, 9, 12
Our File No.	31719-0001 /CW3152648.1	Michal Jaworski	Parveen B. Esmail	Shauna K.H. Towriss
		Kyle M. Wilson	Eric T. Pau	Pratibha Sharma
		Angela M. Blake	Seva Batkin	David A. Hunter
Matthew R. Ely

January 22, 2010 Freshwater Technologies, Inc. 30 Denver Crescent, Suite 200, Toronto, ON, Canada M2J 1G8	Associate Counsel: Michael J. Roman

Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

	Canada 1 Alberta 2 Manitoba 3 Ontario 4 Saskatchewan	United States 5 California 6 Colorado 7 District of Columbia 8 Florida 9 New York 10 Virginia 11 Washington 12 Nevada	International 13 Australia 14 Hong Kong 15 United Kingdom

Dear Sirs:

Re:	Registration Statement on Form S-8

     We are counsel to Freshwater Technologies, Inc. (the “Company”), a corporation incorporated under the laws of the State of Nevada. In such capacity, we have assisted in the preparation of the registration statement of the Company on Form S-8 (the “Registration Statement”) covering up to 25,000,000 common shares (each a “Share”) that may be issued pursuant to the 2010 Non-Qualified Stock Plan (the “Plan”).

     We have examined originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the directors of the Company with respect to the matters herein. We have also examined such statutes and public and corporate records of the Company, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have, for the purposes of this opinion, assumed the genuineness of all signatures examined by us, the authenticity of all documents and records submitted to us as originals and the conformity to all original documents of all documents submitted to us as certified, photostatic or facsimile copies. In the event that any of the facts are different from those that have been furnished to us and upon which we have relied, the opinions as set forth below may be inaccurate and cannot be relied upon.

     Based upon and subject to the foregoing, and subject also to the qualifications hereinafter expressed, we are of the opinion that each Share to be issued by the Company has been duly authorized and will be, when issued and paid for in accordance with the terms of the Plan and the respective share grant agreements, validly issued, fully paid and non-assessable.

     This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

Registration Statement under the provisions of the Securities Act of 1933, as amended. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.

Yours truly,

“Clark Wilson LLP”